Exhibit 10.34

RESTRICTED STOCK UNIT AGREEMENT

This Restricted Stock Unit Agreement (the “Agreement”) is between WESCO International, Inc., a Delaware corporation (the “Company”), and the Grantee whose name appears on the summary of Award (the “Grantee”) as of the date of grant set forth in the summary of Award.
The Board of Directors of the Company (the “Board”) has designated the Compensation Committee of the Board (the “Committee”) to administer the Company’s 1999 Long-Term Incentive Plan (as amended from time to time, the “Plan”).
The Board has determined to grant to the Grantee, under the Plan, Restricted Stock Units with respect to the aggregate number of shares of the Company’s Common Stock, par value $.01 per share (the “Common Stock”) set forth in the summary of Award (the “RSU Shares”).
To evidence the Restricted Stock Units and to set forth its terms and conditions under the Plan, the Company and the Grantee agree as follows:
1.    Confirmation of Grant.
(a)    The Company grants to the Grantee, effective as of the date of grant set forth in the summary of Award, Restricted Stock Units (“RSUs”) with respect to the RSU Shares. This Agreement is subordinate to, and the terms and conditions of the RSUs are subject to, the terms and conditions of the Plan.
(b)    The RSUs granted under this Agreement shall be reflected in a bookkeeping account maintained by the Company through the date on which the RSUs become vested pursuant to Section 2 or Section 7 or are forfeited pursuant to Section 3. If and when the RSUs become fully vested pursuant to Section 2 or Section 7, and upon the satisfaction of all other applicable conditions on the RSUs, the RSUs (and any related Dividend Equivalent Rights described in Section 1(c) below) not forfeited pursuant to Section 3 shall be settled in shares of Common Stock as provided in Section 1(e) and otherwise in accordance with the Plan.
(c)    With respect to each RSU, whether or not vested, that has not been forfeited (but only to the extent the award of RSUs has not been settled for Common Stock), the Company shall, with respect to any cash dividends paid on the Common Stock, accrue and credit to the Grantee’s bookkeeping account a number of RSUs with a Fair Market Value (as defined in Section 4) as of the date the dividend is paid equal to the cash dividends that would have been paid with respect to the RSU if it were an outstanding share of Common Stock (the “Dividend Equivalent Rights”). These Dividend Equivalent Rights shall (i) be treated as RSUs for purposes of future dividend accruals pursuant to this Section 1(c); and (ii) vest in the amounts (rounded to the nearest whole RSU) at the same time as the RSUs with respect to which the Dividend Equivalent Rights were received. Any dividends or distributions on Common Stock paid other than in cash shall accrue in the Grantee’s bookkeeping account and shall vest at the same time as the RSUs with respect to which they are made (in each case in the same form, based on the same record date and at the same time, as the dividend or other distribution is paid on the Common Stock).
(d)    The Company’s obligations under this Agreement (with respect to both the RSUs and the Dividend Equivalent Rights, if any) shall be unfunded and unsecured, and no special or separate fund shall be established and no other segregation of assets shall be made. The rights of Grantee under this Agreement shall be no greater than those of a general unsecured creditor of the Company. In addition, the RSUs shall be subject to any restrictions the Company deems advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which Common Stock is listed, any Company policy and any applicable federal or state securities law.
(e)    Except as otherwise provided in Section 10 and elsewhere in this Agreement, in accordance with the provisions of this Section 1(e), the RSUs shall be settled by delivery of the RSU Shares as soon as practicable after the RSUs become vested pursuant to Section 2 or Section 7, and upon the satisfaction of all other applicable conditions on the RSUs (including, without limitation, the payment by the Grantee of all applicable withholding taxes).
2.    Vesting Term. Subject to Section 3, the RSUs shall vest 100% on the third anniversary of the date of grant. Notwithstanding the foregoing, the RSUs shall be (i) 100% fully vested upon the Grantee’s Retirement at Normal Retirement Age (as defined in Section 4), death, or Permanent Disability and (ii) vested on a pro rata basis upon the Grantee’s Early Retirement (as defined in Section 4). The number of RSU Shares vested due to the Grantee’s Early Retirement will be determined by multiplying (x) the number of RSU Shares, by (y) a fraction, the numerator of which is the number of whole months of the Grantee’s Active Employment during the three-year period commencing on the date of grant, and the denominator of which is thirty-six (36) months.
3.    Forfeiture. If the Grantee terminates Active Employment prior to the date on which the RSUs become vested pursuant to Section 2 or Section 7, all rights of the Grantee to the RSUs that have not vested in accordance with Section 2 or Section 7 as of the date of termination shall terminate immediately and be forfeited in their entirety.
4.    Certain Definitions. As used in this Agreement the following terms shall have the following meanings:
(a)    “Active Employment” shall mean active employment with the Company or any direct or indirect Subsidiary of the Company.
(b)    “Fair Market Value” shall mean the closing price per share of the Common Stock on the New York Stock Exchange or other established stock exchange (or exchanges) on the applicable date, or if no sale of Common Stock has been recorded on such day, then on the next preceding day on which a sale was so made. If shares of Common Stock are not traded on an established stock exchange on the applicable date, Fair Market Value shall be determined by the Committee in good faith in accordance with Section 409A of the Code and Treasury Regulation Section 1.409A-1(b)(5)(iv)(B).
(c)    “Early Retirement” shall mean retirement at age 60 or later, and after having completed five (5) or more years of Service with the Company or one of its Subsidiaries.
(d)    “Retirement at Normal Retirement Age” shall mean retirement at age 65 or later.
(e)    “Permanent Disability” shall mean a physical or mental disability or infirmity that prevents the performance of the Grantee’s employment-related duties lasting (or likely to last, based on competent medical evidence presented to the Committee) for a period of not less than six months, unless a longer period is required by applicable law. The Committee’s reasoned and good faith judgment of Permanent Disability shall be final, binding and conclusive on all parties hereto and shall be based on any competent medical evidence presented to it by the Grantee or by any physician or group of physicians or other competent medical expert employed by the Grantee or the Company to advise the Committee.
5.    Tax Withholding. Upon the vesting of the RSUs pursuant to Section 2 or Section 7, the Company may require the Grantee to remit to the Company an amount sufficient to satisfy the employer’s minimum statutory U.S. federal, state and local and non-U.S. tax withholding requirements. If shares of Common Stock are traded on a U.S. national securities exchange or bid and ask prices for shares of Common Stock are quoted on the NASDAQ, the Company may, if requested by the Grantee, withhold shares of Common Stock to satisfy applicable minimum statutory withholding requirements, subject to the provisions of the Plan and any rules adopted by the Board or the Committee regarding compliance with applicable law, including, but not limited to, Section 16(b) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”).
6.    Representations and Warranties of the Company. The Company represents and warrants to the Grantee that (a) the Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, (b) this Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, and (c) the shares of Common Stock, when issued and delivered upon the vesting of the RSUs in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, and free and clear of any liens or encumbrances other than those created pursuant to this Agreement or otherwise in connection with the transactions contemplated hereby.
7.    Change in Control and Adjustments to Reflect Capital Changes.
(a)    Accelerated Vesting Upon Change in Control. In the event of a Change in Control, the RSUs shall become immediately and fully vested unless such Change in Control results from the Grantee’s beneficial ownership (as defined in the rules under the Exchange Act) of Common Stock or other Company voting securities .
(b)    Recapitalization. The number and kind of shares of Common Stock subject to the RSU shall be appropriately adjusted to reflect any stock dividend, stock split or share combination or any recapitalization, merger, consolidation, exchange of shares, liquidation or dissolution of the Company or other change in capitalization with a similar substantive effect upon the Plan or the RSUs. The Committee shall have the power and sole discretion to determine the amount of the adjustment to be made in each case.
(c)    Certain Mergers. After any Merger in which the Company is not the surviving corporation or pursuant to which a majority of the shares which are of the same class as the shares of Common Stock that are subject to the RSUs are exchanged for, or converted into, or otherwise become shares of another corporation, the surviving, continuing, successor or purchasing corporation, as the case may be (the “Acquiring Corporation”), will either assume the Company’s rights and obligations under this Agreement or substitute an award in respect of the Acquiring Corporation’s stock for the RSUs, however, if the Acquiring Corporation does not assume or substitute awards for the RSUs, the Board shall provide prior to the Merger that any unvested portion of the RSUs shall be immediately vested as of a date prior to the Merger, as the Board so determines. The vesting of the RSUs that was permissible or caused solely by reason of this Section 7(c) shall be conditioned upon the consummation of the Merger. Comparable rights shall accrue to the Grantee in the event of successive Mergers of the character described above.
(d)    Certain Definitions.
(i)    “Change in Control” means the first to occur of the following events: (a) the consummation of an acquisition by any person, entity or “group” (as defined in Section 13(d) of the Exchange Act), other than the Company and its Subsidiaries, any employee benefit plan of the Company or its Subsidiaries, or any successor investment vehicle, of 30% or more of the combined voting power of the Company’s then outstanding voting securities; (b) the consummation of a merger or consolidation of the Company, as a result of which persons who were stockholders of the Company immediately prior to such merger or consolidation, do not, immediately thereafter, own, directly or indirectly, more than 70% of the combined voting power entitled to vote generally in the election of directors of the merged or consolidated company; (c) the liquidation or dissolution of the Company; (d) the consummation of the sale, transfer or other disposition of all or substantially all of the assets of the Company to one or more persons or entities that are not, immediately prior to such sale, transfer or other disposition, affiliates of the Company; and (e) during any period of not more than two years, individuals who constitute the Board as of the beginning of the period and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a) or (b) of this sentence) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two~~‑~~-thirds (2/3) of the directors then still in office who were directors at such time or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board.
(ii)    “Merger” means any merger, reorganization, consolidation, share exchange, transfer of assets or other transaction having similar effect involving the Company.
8.    No Rights as Stockholder. The Grantee shall have no voting or other rights as a stockholder of the Company with respect to any RSUs until the issuance of a certificate or certificates to him for shares of Common Stock with respect to the RSUs. Except as provided in Section 1(c), no adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of the certificate or certificates.
9.    Non-Competition, Non-Solicitation and Confidentiality.
(a)    Non-Competition and Non-Solicitation. During Grantee’s Active Employment and for a period of one year thereafter:
(i)     Grantee shall not directly or indirectly call upon, contact or solicit any customer or prospective customer of the Company or its Subsidiaries (A) with whom Grantee dealt directly or indirectly or for which Grantee had responsibility while employed by the Company or its Subsidiaries, or (B) about whom Grantee acquired confidential information during Grantee’s employment with the Company or its Subsidiaries, for the purpose of offering, selling or providing products or services that are competitive with those then offered by the Company or its Subsidiaries. Grantee shall not solicit or divert, or attempt to solicit or divert, either directly or indirectly, any opportunity or business of the Company or its Subsidiaries to any competitor.
(ii)     Grantee shall not, to the detriment of the Company or its Subsidiaries, directly or indirectly, as an owner, partner, employee, agent, consultant, advisor, servant or contractor, engage in or facilitate or support others to engage in the distribution of electrical construction products or electrical and industrial maintenance, repair and operating supplies, or the provision of integrated supply services, or any other business that is in competition with any of the business activities of the Company or its Subsidiaries in which Grantee was engaged during Grantee’s Active Employment and in which the Company or its Subsidiaries were engaged prior to the termination of Grantee’s Active Employment. This provision shall not prevent Grantee from owning less than 1% of a publicly-owned entity or less than 3% of a private equity fund.
(iii)     Grantee shall not, directly or indirectly, solicit the employment of or hire as an employee or consultant or agent (A) any employee of the Company or its Subsidiaries or (B) any former employee of the Company or its Subsidiaries whose employment ceased within 180 days prior to the date of such solicitation or hiring.
(b)    Confidentiality. “Confidential Information” means information regarding the business or operations of the Company or its Subsidiaries, both oral and written, including, but not limited to, documents and the Company or Subsidiary information contained in such documents; drawings; designs; plans; specifications; instructions; data; manuals; electronic media such as computer disks, computer programs, and data stored electronically; security code numbers; financial, marketing and strategic information; product pricing and customer information, that the Company or its Subsidiaries disclose to the Grantee or the Grantee otherwise learns or ascertains in any manner as a result of, or in relation to, Grantee’s employment by the Company or its Subsidiaries. Other than as required by applicable law, Grantee agrees: (1) to use Confidential Information only for the purposes required or appropriate for Grantee’s employment with the Company or its Subsidiaries; (2) not to disclose to anyone Confidential Information without the Company’s prior written approval; and (3) not to allow anyone’s use or access to Confidential Information, other than as required or appropriate for Grantee’s employment with the Company or its Subsidiaries. The foregoing shall not apply to information that is in the public domain, provided that Grantee was not responsible, directly or indirectly, for such information entering into public domain without the Company’s approval. Grantee agrees to return to the Company all Confidential Information in Grantee’s possession upon termination of Grantee’s employment or at any time requested by the Company.
(c)    The foregoing provisions shall survive and remain in full force and effect regardless of any expiration, termination or cancellation of this Agreement.
(d)    If any provision of this Agreement shall be invalid or unenforceable to any extent, the remaining provisions of this Agreement shall not be affected, and each remaining provision shall be enforceable to the fullest extent permitted by law. If any provision of this Agreement is so broad as to be unenforceable, then such provision shall be interpreted to be only as broad as is enforceable.
(e)    Notwithstanding any provision to the contrary, the non-compete, non-solicitation and confidentiality covenants of this Section 9 shall be in addition to, and shall not be deemed to supersede, any existing covenants or other agreements between the Grantee and the Company or any of its Subsidiaries.
10.    Special Rules Applicable to RSUs that Become Subject to Section 409A of the Code. Special rules apply to RSUs that become subject to Section 409A of the Code (“409A RSUs”). Generally, RSUs under the Agreements will become 409A RSUs if the Grantee becomes eligible for Early Retirement or Retirement at Normal Retirement Age.
(a)    409A RSUs shall be settled by delivery of the RSU Shares to the Grantee on the earliest to occur of the following dates:
(i)    The third anniversary of the date of grant.
(ii)    The date of the Grantee’s death;
(iii)    The date on which the Grantee incurs a Permanent Disability, but only to the extent that such condition qualifies as “disability” for purposes of Section 409A of the Code;
(iv)    A Change in Control or Merger under which the Board provides prior to the Merger that any unvested portion of the RSUs shall be immediately vested, but only to the extent that such event qualifies as a “change in control event” for purposes of Section 409A of the Code; or
(v)    The date on which the Grantee experiences a “separation from service” for purposes of Section 409A of the Code (or, if the Grantee is a “specified employee” for purposes of Section 409A of the Code on the date of such separation from service, the date that is the first calendar day of the seventh (7th) month following the Grantee’s separation from service).
(b)    Distribution of RSU Shares shall be made to the Grantee as soon as practicable after the applicable date or event set forth above, but not later than sixty (60) calendar days after such date or event occurs. In no event shall the Grantee have the right to designate the taxable year in which such distribution occurs.
11.    Miscellaneous.
(a)    Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, to the Company, or the Grantee, as the case may be, at the following addresses or to such other address as the Company or the Grantee, as the case may be, shall specify by notice to the others:
(i)    if to the Company, to it at:
WESCO International, Inc.
225 West Station Square Drive, Suite 700
Pittsburgh, Pennsylvania 15219-1122
Attention: Legal Department
(ii)    if to the Grantee, to the Grantee at the last address on file in the Company’s records.
All notices and communications shall be deemed to have been received on the date of delivery or on the third business day after the mailing thereof.
(b)    Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.
(c)    Waiver; Amendment.
(i)    Waiver. Any party hereto or beneficiary hereof, may, by written notice to the other parties (A) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement, (B) waive compliance with any of the conditions or covenants of the other parties contained in this Agreement and (C) waive or modify performance of any of the obligations of the other parties under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party or beneficiary, shall be deemed to constitute a waiver by the party or beneficiary taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto or beneficiary hereof of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party or beneficiary to exercise any right or privilege hereunder shall be deemed a waiver of such party’s or beneficiary’s rights or privileges hereunder or shall be deemed a waiver of such party’s or beneficiary’s rights to exercise the same at any subsequent time or times hereunder.
(ii)    Amendment. This Agreement may not be amended, modified or supplemented orally, but only by a written instrument executed by the Grantee and the Company.
(d)    Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Grantee without the prior written consent of the other parties.
(e)    Applicable Law. This Agreement shall be governed by and construed in accordance with the law of the Commonwealth of Pennsylvania, regardless of the law that might be applied under principles of conflict of laws, except to the extent that the corporate law of the State of Delaware specifically and mandatorily applies. The jurisdiction and venue for any disputes arising under, or any action brought to enforce (or otherwise relating to), this Agreement will be exclusively in the courts in the Commonwealth of Pennsylvania, County of Allegheny, including the Federal Courts located therein (should Federal jurisdiction exist).
(f)    Section and Other Headings, etc. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. In this Agreement all references to “dollars” or “$” are to United States dollars.
(g)    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument. This Agreement may also be executed via acceptance in the electronic system of the Company’s equity awards plan administrator.
(h)    Delegation by the Board. All of the powers, duties and responsibilities of the Board specified in this Agreement may, to the full extent permitted by applicable law, be exercised and performed by any duly constituted committee thereof to the extent authorized by the Board to exercise and perform such powers, duties and responsibilities.
(i)    Compensation Recovery Policy. RSUs awarded under this Agreement shall be subject to any compensation recovery policy adopted by the Company to comply with applicable law or to comport with good corporate governance practices, as such policy may be amended from time to time.
(j)    Definitions. Any terms used herein and not otherwise defined shall have the meanings assigned to them in the Plan.

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